Exhibit 10.21

Tiffany Lee Parker Page 1 of 3 Laplata County Clerk Recorded: 2/24/2011 9:42 AM EAS Rec Fee: $16.00 Doc Fee: $0.00 Reception No: 1027315

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (TD72-5-04)

DEED OF TRUST
(Due on Transfer - Strict)

THIS DEED OF TRUST is made this 21st day of March, 2011, between Wildcat Mining Corporation, a Nevada corporation ("Borrower"), whose address is 655 Skyway Road, Ste 235, San Carlos, CA 94070, and the Public Trustee of the County in which the Property (see paragraph 1) is situated ("Trustee"); for the benefit of Anthony Garavuso, whose address is 33-26 28th Street, Astoria, NY 11106, Luigi and Tomasina Panicola, joint tenants with right of survivorship, whose address is 59-38 71st Street, Maspeth, NY 11378, and  Sotirios and Szilvia Darabukas, joint tenants with right of survivorship, whose address is 19-52 80th Street, East Elmhurst, NY 11370 (collectively, "Lenders"),.

Borrower and Lenders covenant and agree as follows:

1.      Property in Trust.  Borrower, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, all of  the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER

IDAHO MILLSITE	18320
IDAHO MILLSITE NO.1	18321
IDAHO MILLSITE NO.2	18321
ALPINE	18321
LORD KITCHENER	17108
HARTFORD	17108
GERTRUDE	16616
GOOD HOPE	17124
SUNRISE	17124
CATHRYN	16616
MIDNIGHT	19646
HELEN	19515
MIDNIGHT NO.2	19646
PAY DAY	19516 "A"
PAY DAY MILLSITE	19516 "B"

which has the address of n/a (Property Address), together with all its appurtenances (the "Property").

2.	Notes; Other Obligations Secured. This Deed of Trust is given to secure to Lenders:

(a)      the repayment of the indebtedness evidenced by Borrower’s subordinated secured promissory notes (the "Notes") in the aggregate principal sum of $120,000.00 U.S. Dollars, with interest on the unpaid principal balance from the date of each Note until paid, at the rate of 12% percent per annum, with the entire principal amount and accrued interest due and payable in full at the address set forth in each of the Notes, or such other place as Lenders may designate, on November 30, 2011.  Borrower has the right to prepay the principal amount and all accrued interest outstanding under said Notes, in whole or in part, at any time without penalty.
(b)       the payment of all other sums, with interest thereon at 12% per annum, disbursed by Lenders in accordance with this Deed of Trust to protect the security of this Deed of Trust; and
(c)       the performance of the covenants and agreements of Borrower herein contained.

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3.       Title. Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded liens, declarations, restrictions, reservations and covenants, if any, as of this date, including a deed of trust recorded November 29, 2006.

4.       Payment of Principal and Interest.  Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, and any applicable late charges as provided in the Notes and shall perform all of Borrower’s other covenants contained in the Notes.

5.       Application of Payments.  All payments received by Lenders under the terms hereof shall be applied by Lenders first in payment of amounts due pursuant to paragraph 23 (Escrow Funds for Taxes and Insurance), then to amounts disbursed by Lenders pursuant to paragraph 9 (Protection of Lenders' Security), and the balance in accordance with the terms and conditions of the Notes.

6.       Prior Mortgages and Deeds of Trust; Charges; Liens.  Borrower shall perform all of Borrower’s obligations under any prior deed of trust and any other prior liens. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, and leasehold payments or ground rents, if any, when due, directly to the payee thereof. Despite the foregoing, Borrower shall not be required to make payments otherwise required by this paragraph if Borrower, after notice to Lenders, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Borrower making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

7.       Property Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term “extended coverage” in an amount at least equal to the lesser of (1) the insurable value of the Property or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as “Property Insurance.”

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower.  All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lenders.  In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lenders. Lenders may make proof of loss if not made promptly by Borrower.

Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lenders within 30 days from the date notice is given in accordance with paragraph 16 (Notice) by Lenders to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lenders are authorized to collect and apply the insurance proceeds, at Lenders' option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the payment referred to in paragraph 4 (Payment of Principal and Interest) or change the amount of such payment. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lenders, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lenders to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Borrower and Lenders hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

8.       Preservation and Maintenance of Property. Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower’s obligations under any declarations, covenants, by-laws, rules, or other documents governing the use, ownership or occupancy of the Property.

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9.       Protection of Lenders' Security. Except when Borrower has exercised Borrower’s rights under paragraph 6 above, if the Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lenders' interest in the Property, then Lenders, at Lenders' option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lenders' interest, including, but not limited to:

(a)      any general or special taxes or ditch or water assessments levied or accruing against the Property;
(b)      the premiums on any insurance necessary to protect any improvements comprising a part of the Property;
(c)      sums due on any prior lien or encumbrance on the Property;
(d)      if the Property is a leasehold or is subject to a lease, all sums due under such lease;
(e)      the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lenders' interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver’s fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of the Lenders or holder of the certificate of purchase;
(f)      all other costs and expenses allowable by the evidence of debt or this Deed of Trust, and
(g)      such other costs and expenses which may be authorized by a court of competent jurisdiction.

Borrower hereby assigns to Lenders any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

Any amounts disbursed by Lenders pursuant to this paragraph 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lenders to Borrower requesting payment thereof, and Lenders may bring suit to collect any amounts so disbursed plus interest specified in paragraph 2(b) (Notes; Other Obligations Secured). Nothing contained in this paragraph 9 shall require Lenders to incur any expense or take any action hereunder.

10.       Inspection. Lenders may not make or cause to be made entries upon and/or inspection of the Property without Borrower's prior written permission.

11.       Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lenders as herein provided. However, all of the rights of Borrower and Lenders hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lenders and Borrower, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Borrower’s equity in the Property immediately prior to the date of taking. Borrower’s equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

If the Property is abandoned by Borrower, or if, after notice by Lenders to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lenders within 90 days after the date such notice is given, Lenders are authorized to collect and apply the proceeds, at Lenders' option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the payment referred to in paragraph 4 (Payment of Principal and Interest) nor change the amount of such payment.

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12.       Borrower not Released.  Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lenders to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower’s successors in interest, from the original terms of this Deed of Trust.  Lenders shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower nor Borrower’s successors in interest.

13.       Forbearance by Lenders Not a Waiver. Any forbearance by Lenders in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

14.       Remedies Cumulative. Each remedy provided in the Notes and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Notes and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

15.       Successors and Assigns Bound; Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lenders and Borrower, subject to the provisions of paragraph 24 (Transfer of the Property; Assumption). All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

16.       Notice. Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower by hand or a nationally-recognized overnight courier or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at Borrower’s address stated herein or at such other address as Borrower may designate by notice to Lenders as provided herein, and (b) any notice to Lenders shall be in writing and shall be given and be effective upon (1) delivery to Lenders by hand or a nationally-recognized overnight courier or (2) mailing such notice by first-class U.S. mail, to Lenders' address stated herein or to such other address as Lenders may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lenders when given in any manner designated herein.

17.       Governing Law; Severability. The Notes and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Notes conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Notes which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Notes are declared to be severable.

18.       Acceleration; Foreclosure; Other Remedies. Except as provided in paragraph 24 (Transfer of the Property; Assumption), upon Borrower’s breach of any covenant or agreement of Borrower in this Deed of Trust, or upon any default in a prior lien upon the Property, (unless Borrower has exercised Borrower’s rights under paragraph 6 above), at Lenders' option, all of the sums secured by this Deed of Trust shall be immediately due and payable ("Acceleration"). To exercise this option, Lenders may invoke the power of sale and any other remedies permitted by law. Lenders shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney’s fees.

If Lenders invoke the power of sale, Lenders shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower’s rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lenders or Lenders' designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

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Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee’s and attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

19.       Borrower’s Right to Cure Default. Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney’s fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

20.       Assignment of Rents; Appointment of Receiver; Lenders in Possession. As additional security hereunder, Borrower hereby assigns to Lenders the rents of the Property; however, Borrower shall, prior to Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Lenders or the holder of the Trustee’s certificate of purchase shall be entitled to a receiver for the Property after Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex pane application and without notice, notice being hereby expressly waived.

Upon Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lenders, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lenders or the receiver shall be applied, first, to payment of the costs of preservation and management of the Property, second, to payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lenders and the receiver shall be liable to account only for those rents actually received.

21.       Release. Upon payment of all sums secured by this Deed of Trust, Lenders shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Notes. Borrower shall pay all costs of recordation and shall pay the statutory Trustee’s fees. If Lenders shall not produce the Notes as aforesaid, then Lenders, upon notice in accordance with paragraph 16 (Notice) from Borrower to Lenders, shall obtain, at Lenders' expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

22.       Waiver of Exemptions. Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

23.       Escrow Funds for Taxes and Insurance. This paragraph 23 is not applicable

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24.       Transfer of the Property; Assumption. The following events shall be referred to herein as a “Transfer”: (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein), (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein), (iii) an agreement granting a possessory right in the Property (or any portion thereof), in excess of three (3) years, (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in Borrower, (v) the reorganization, liquidation or dissolution of Borrower. Not to be included as a Transfer are (i) the creation of a lien or encumbrance subordinate to this Deed of Trust, (ii) the creation of a purchase money security interest for household appliances, or (iii) a transfer by devise, descent or by operation of the law upon the death of a joint tenant. At the election of Lenders, in the event of each and every transfer:

(a)       All sums secured by this Deed of Trust shall become immediately due and payable.
(b)      If a Transfer occurs and should Lenders not exercise Lenders' Acceleration option pursuant to this paragraph 24 to Accelerate, Transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. Lenders may without notice to Borrower deal with transferee in the same manner as with Borrower with reference to said sums including the payment or credit to transferee of any undisbursed reserve funds on payment in full of said sums, without in any way altering or discharging Borrower’s liability hereunder for the obligations hereby secured.
(c)       Should Lenders not elect Acceleration upon the occurrence of such Transfer then, subject to (b) above, the mere fact of a lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lenders had actual or constructive notice of such Transfer, shall not be deemed a waiver of Lenders' right to make such election nor shall Lenders be estopped therefrom by virtue thereof. The issuance on behalf of Lenders of a routine statement showing the status of the loan, whether or not Lenders had actual or constructive notice of such Transfer, shall not be a waiver or estoppel of Lenders' said rights.

25.       Borrower’s Copy. Borrower acknowledges receipt of a copy of the Notes and this Deed of Trust.

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EXECUTED BY BORROWER

ATTEST: By: /s/ Torii K. Goar Torii K. Goar Secretary	WILDCAT MINING CORPORATION a Nevada corporation By: /s/ Roger Tichenor Roger Tichenor President

STATE OF FLORIDA                                                      )
)  ss.
COUNTY OF SARASOTA                                             )

The foregoing instrument was acknowledged before me this 21st day of March, 2011, by Roger Tichenor, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced N/A as identification.

  /s/ Kim M. Rossi
Printed Name:  Kim M. Rossi
Notary Public
My Commission Expires:   8/24/2011

No. TD72-5-04.  DEED OF TRUST (DUE ON TRANSFER – STRICT)